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                                 CODE OF ETHICS
                           M HOLDING SECURITIES, INC.

                                   MARCH, 1998

SECTION 1: STATEMENT OF PURPOSE AND APPLICABILITY

(A)               COVERED ENTITY

                  THE PRINCIPAL UNDERWRITER. M Holding Securities, Inc., which currently serves as principal underwriter to M Fund, Inc.

(B)               STATEMENT OF PURPOSE

           (1) INTRODUCTION. The principal underwriter of an investment company has a fiduciary duty to the company and its shareholders, a duty that is recognized under the federal securities laws and regulations governing the investment company operations. In particular, the Investment Company Act of 1940 (the "1940 Act") establishes as a matter of federal law the fiduciary status of affiliates of an investment company vis-a-vis such company and regulates and controls the relationship between an investment company, its officers and employees, its principal underwriter, and officers and employees of such principal underwriter. The 1940 Act specifically prohibits certain types of financial transactions involving, directly or indirectly, both an investment company and its principal underwriter or officers or employees of such principal underwriter unless prior approval is obtained from the Securities and Exchange Commission (the "SEC").

                  An underlying policy of the 1940 Act is to prohibit any person who is connected with an investment company or its principal underwriter from deriving hidden profit from his or her association with such company. The 1940 Act, among other things, prohibits persons affiliated with a principal underwriter from engaging in practices that constitute fraud or deceit upon an investment company or its shareholders, including the practice of any principal underwriter or its employees trading privately (i.e., for their own accounts) in securities at a time when the investment company is caused to trade in the same securities in order to benefit these affiliated persons. Thus, the 1940 Act requires principal underwriters, employees of principal underwriters and other affiliates to serve the investment company with undivided loyalty.



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           (2)    CODE OF ETHICS. Rule 17j-1, promulgated by the SEC pursuant to
                  Section 170) of the 1940 Act, makes it unlawful for a principal underwriter or affiliated persons thereof: (1) to employ any device, scheme or artifice to defraud a registered investment company; (2) to make to a registered investment company any untrue statement of a material fact or omit to state to a registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
                  (3) to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a registered investment company; or (4) to engage in any manipulative practice with respect to a registered investment company.

                  Rule 17j-1 also requires registered investment companies, and principal underwriters affiliated with the investment company or its investment adviser, to adopt written Codes of Ethics reasonably designed to prevent their officers, directors and general partners, who participate in the selection of a registered investment company's portfolio securities or who have access to information regarding a registered investment company's impending purchases and sales of portfolio securities, from engaging in conduct prohibited by the rule as described in (1) - (4) above. Therefore, the Principal Underwriter has adopted the conduct standards contained in this Code of Ethics ("Code") for its offcers, directors and general partners.

                  This Code is based upon the following general fiduciary principles:

                  (a) the duty at all times to place the interests of the investment company and its shareholders first;

                  (b) the requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

                  (c) the fundamental standard that the Principal Underwriter's personnel should not take inappropriate advantage of their positions.

           (3) SCOPE OF THE CODE. This Code constitutes the Code of Ethics of the Principal Underwriter. This Code covers the conduct (including the personal securities transactions) of each officer, director and general partner of the Principal Underwriter who participates in the selection of portfolio securities for or who have access to information regarding a


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                  registered investment company's impending purchases and sales of portfolio securities.

SECTION II: DEFINITIONS

           (A) ACCESS PERSON. "Access Person" means any general partner, director, or officer of the Principal Underwriter.

           (B) ADVISER. "Adviser" shall mean any individual or entity that may from time to time serve as investment adviser to the Investment Company or any portfolio thereof, as applicable.

           (C) ADVISORY PERSON. "Advisory person" means (1) any director, officer, or employee of the Investment Company or of the Adviser, or of any company in a control relationship with the Investment Company or the Adviser, which director, officer, or employee, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Investment Company or the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Investment Company or the Adviser who obtains information concerning recommendations made by the Adviser, or any director, officer or employee of the Investment Company with regard to the purchase or sale of securities.

                  A person does not become an "Advisory Person" simply by virtue of (1) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading of securities; or (2) a single instance of obtaining knowledge of current recommendations or trading activity; or infrequently and inadvertently obtaining such knowledge.

           (D) BEING CONSIDERED FOR PURCHASE OR SALE. A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated and, with respect to the person making the recommendations when such person seriously considers making such a recommendation.

           (E) BENEFICIAL INTEREST. "Beneficial Interest" includes any interest in an entity, person, trust, or account with respect to which an Access Person exercises investment discretion or provides investment advice. Beneficial interest shall be presumed to include an interest in all accounts in the name of or for the benefit of the Access Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support.


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           (F)    BENEFICIAL OWNERSHIP. "Beneficial Ownership" shall be
                  determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect Beneficial Ownership shall apply to all securities, and not just a ui securities, that an Access Person has or acquires. Rule 16a-1(a)(2) provides that the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in any equity security. Therefore, an Access Person may be deemed to have Beneficial Ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements.

           (G) CONTROL. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally, control means the power to exercise a controlling influence on the management or policies of a company, unless such power is solely the result of an official position with such company.

           (H) DESIGNATED OFFICER. "Designated Officer" shall mean the officer of the Principal Underwriter designated by its Board of Directors from time to time to be responsible for management of compliance with this Code. The Designated Officer may appoint a designee to carry out certain of his or her functions pursuant to this Code.

           (I) Investment Company. "Investment Company" means a company registered as such under the Investment Company Act of 1940 and for which the Principal Underwriter is the principal underwriter; including, specifically, M Fund, Inc.

           (J) PRINCIPAL UNDERWRITER. "Principal Underwriter" means M Holding Securities, Inc.

           (K) PURCHASE OR SALE OF A SECURITY. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security, or the use of a derivative product to take a position in a security.

           (L)    SECURITY. "Security" shall have the meaning set forth in
                  Section 2(a)(36) of the 1940 Act, except that it shall not include (1) shares of registered open-end investment companies (Le., mutual funds), (2) securities issued by the Government of the United States, (3) short term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, (4) bankers' acceptances, bank certificates of deposit, commercial paper, and (S) such other money market instruments as designated by the Board of Directors of the Principal Underwriter.


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           (M)    SUBADVISER. "Subadviser" shall mean any individual-or entity that may from time to time serve as subadviser to the Investment Company or any portfolio thereof, as applicable.

SECTION III: STANDARDS OF CONDUCT

           (A)    GENERAL STANDARDS

                  (1) No Access Person shall engage, directly or indirectly, in any business transaction or arrangement for personal profit that is inconsistent with the best interests of the Investment Company or its shareholders; nor shall he or she make use of any confidential information gained by reason of his or her employment by or affiliation with the Principal Underwriter, the Adviser or any affiliates of the Investment Company in order to derive a personal profit for himself or herself or for any entity in which he or she has a Beneficial Interest, in violation of the fiduciary duty owed to the Investment Company or its shareholders.

                  (2) Any Access Person recommending or authorizing the purchase or sale of a security by the Investment Company shall, at the time of such recommendation or authorization, disclose any Beneficial Interest in or Beneficial ownership of such Security or the issuer thereof that he or she may have, including without limitation:

                           (a)  his or her Beneficial Ownership of any
                                Securities of such issuer;
                           (b) any transaction he or she contemplates in such Securities;
                           (c) any position that he or she holds with such issuer; and
                           (d) any present or proposed business relationship that he or she (or any entity, person, trust or account in which he or she has a Beneficial Interest) may have with the issuer or its affiliates.

                  (3) No Access Person shall dispense any information concerning Securities holdings or Securities transactions of the Investment Company to anyone outside the Investment Company, without obtaining prior written approval from the Designated Officer, the equivalent officer of the Investment Company, the Adviser, or the applicable Subadviser, or such person or persons as these entities or individuals may designate to act on their behalf. Notwithstanding the preceding sentence, such Access Person may dispense such information without obtaining prior written approval:

                           (a) when there is a public report containing the same information;


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                           (b)  when such information is dispensed in accordance
                                with compliance procedures established to prevent conflicts of interest between the Principal Underwriter and the Investment
                                Company;

                           (c) when such information is reported to directors of the Investment Company and the directors of the Principal Underwriter; or

                           (d) in the ordinary course of his or her duties on behalf of the Investment Company.

                  (4) All personal Securities transactions should be conducted consistent with this Code and in such a manner as to avoid actual or potential conflicts of interest, the appearance of a conflict of interest, or any abuse of an individual's position of trust and responsibility within the Principal Underwriter.

           (B) PROHIBITED TRANSACTIONS. No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which such Access Person knows or should have known at the time of such purchase or sale:

                  (1) is being considered for purchase or sale by the Investment Company;

                  (2)      is being purchased or sold by the Investment Company;
                           or

                  (3) that the Adviser, any Subadviser or any Advisory Person of the Investment Company, the Adviser or any Subadviser is actively considering recommending to the Investment Company for purchase or sale.


           (C)    EXEMPTED TRANSACTIONS. The prohibitions of Sections III(A) and
                  (B) of THIS CODE SHALL not apply to the following transactions, although the reporting provisions of Section IV(B) of this Code, which requires mandatory reporting of Securities transactions by certain Access Persons, will continue to apply to such transactions where applicable:

                  (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

                  (2) Purchases or sales of Securities that are not eligible for purchase or sale by the Investment Company.

                  (3) Purchases or sales that are non-volitional on the part of either the Access Person or the Investment Company.


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                  (3)      Purchases that are part of an automatic dividend
                           reinvestment plan.

                  (5) Purchases effected upon the exercise of rights issued by an issuer Pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  (6) Purchases or sales that receive the prior approval of the Designated Officer because the Designated Officer has determined that particular purchase or sale to be only remotely potentially harmful to the Investment Company, because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the Securities to be purchased, sold, or held by the Investment Company.

SECTION IV: PROCEDURES TO IMPLEMENT CODE OF ETHICS

           The following procedures have been established to assist Access Persons in avoiding a violation of this Code, and to assist the Principal Underwriter in preventing, detecting, and imposing sanctions for violations of this Code. Every Access Person must follow these procedures if applicable. Anytime you have questions about these procedures, you should contact the Designated Officer.

           (A)    REPORTING REQUIREMENTS

                  (1) QUARTERLY REPORTS. Every Access Person shall provide to the Designated Officer reports containing the information described below in Section IV(C) of this Code with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the security; PROVIDED, HOWEVER, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence. An Access Person may satisfy the reporting requirements of this Section N, by submitting to the Designated Officer a copy of a report which such Access Person provides to the Investment Company, the Adviser or a Subadviser to satisfy the reporting requirements of a code of ethics adopted pursuant to Rule 17j-l; PROVIDED, HOWEVER, that the information contained in such report also satisfies the requirements contained herein.

           (B) INFORMATION REQUIRED BY REPORTS. The reports required under this Section IV shall be made not later than 10 days after the end of each calendar quarter, shall describe all transactions, if any, effected during such quarter, and shall contain the following information:


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                  (1)      the date of the transaction, the title and number of
                           shares, and the principal amount of each Security involved;

                  (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition)

                  (3)      the price at which the transaction was effected;

                  (4) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                  (5) if no Securities transactions were effected by the Access Person during the calendar quarter, a statement to that effect.

           (C) DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report required under this Section IV may contain a statement that the report shall not be construed as an admission by the person submitting such duplicate confirmation or account statement or making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

           (D) REVIEW OF REPORTS. The reports, duplicate confirmations, and account statements required to be submitted under this Section IV shall be delivered to the Designated Officer. The Designated Officer shall review such reports, duplicate confirmations, and account statements and maintain copies thereof as required by Rule 17j-1(d). Before making any determination that a violation has been committed by any Access Person, such Access Person shall be given an opportunity to supply additional explanatory material.

           (E) ACKNOWLEDGMENT AND CERTIFICATION. Upon becoming an Access Person and ANNUALLY thereafter, all Access Persons shall sign an acknowledgment and certification of their receipt of and intent to comply with this Code in the form attached hereto as Exhibit A and return it to the Designated Officer.

           (F) DISCLOSURE OF PERSONAL SECURITIES HOLDINGS AND ACCOUNT INFORMATION. Upon becoming an Access Person, all Access Persons shall provide a list of all Securities in which they have Beneficial Ownership in the form attached hereto as Exhibit B and a list of all securities accounts in which they have Beneficial Ownership in the form attached hereto as Exhibit C. This list shall be provided irrespective of any trading activity in any of the securities or accounts.

           (G) RECORDS. The Principal Underwriter shall maintain records with respect to this Code in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31 a-2(f)(1) under


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                  the 1940 Act and shall be available for examination by
                  representatives of the Securities and Exchange Commission.

                  (1) A copy of this Code and any other Code of Ethics of the Principal Underwriter that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

                  (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

                  (3) A copy of each report made or duplicate confirmation or account statement received pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

                  (4) A list of all persons who are, or within the past five years have been, required to submit duplicate confirmations or account statements or to make reports pursuant to this Code shall be maintained in an easily accessible place.

           (H) CONFIDENTIALITY. All reports of Securities transactions, duplicate confirmations, account statements, and any other information filed with the Principal Underwriter or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

SECTION V: SANCTIONS

           Upon determination that a violation of this Code has occurred, the Principal Underwriter may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. All violations of this Code and any sanctions imposed with respect thereto shall be periodically reported to the Board of Directors of the Investment Company with respect to whose securities the violation occurred.